Exhibit 5.1

910 LOUISIANA	AUSTIN	LONDON
HOUSTON, TEXAS	BEIJING	MOSCOW
77002-4995	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 713.229.1234	DUBAI	RIYADH
FAX +1 713.229.1522	HONG KONG	SAN FRANCISCO
BakerBotts.com	HOUSTON	WASHINGTON

August 3, 2020

Sunnova Energy International Inc.

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel to Sunnova Energy International Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration statement on Form S–3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to:

(a)    the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, of an indeterminate amount of (i) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”) in one or more series, (iii) unsecured debt securities of the Company (“Debt Securities”), which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, (iv) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (v) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts (as defined below) or any combination thereof (the “Warrants”), (vi) rights to purchase Common Stock (the “Rights”), (vii) purchase contracts to purchase from or sell to the Company shares of Common Stock, Preferred Stock or other securities of the Company (the “Purchase Contracts”), (viii) units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, including government securities, in each case, securing the holder’s obligations to purchase the relevant securities under such Purchase Contract (such units, “Purchase Units”) and (ix) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights or Purchase Contracts (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Rights, the Purchase Contracts and the Purchase Units, the “Securities”); and

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(b)    the proposed resale by selling securityholders of the Company (the “Selling Securityholders”) of (i) an indeterminate amount of shares of outstanding Common Stock (the “Secondary Common Stock”), (ii) the Company’s 9.75% Convertible Senior Notes due 2025 (the “9.75% Notes”), (iii) the Common Stock issuable upon the conversion of the 9.75% Notes (the “Issuable Secondary Common Stock”) and (iv) additional 9.75% Notes that the Company elects, pursuant to the Convertible Notes Indenture (as defined below), to issue as future interest on the 9.75% Notes in the form of additional 9.75% Notes (the “PIK Notes” and, together with the Secondary Common Stock, the 9.75% Notes and the Issuable Secondary Common Stock, the “Secondary Securities”). The Selling Securityholders will be identified (i) in the applicable Prospectus Supplement; (ii) in a post-effective amendment to the Registration Statement; or (iii) in filings the Company may make with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement.

The 9.75% Notes have been issued, and the PIK Notes will be issued, pursuant to the indenture dated as of May 14, 2020 (the “Convertible Notes Indenture”) between the Company and Wilmington Trust, National Association (“Wilmington”), as trustee. Each series of senior Debt Securities will be issued pursuant to an indenture, in the form filed as Exhibit 4.15 with the Registration Statement, to be entered into between the Company and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of subordinated Debt Securities will be issued pursuant to an indenture, in the form filed as Exhibit 4.16 to the Registration Statement, to be entered into between the Company and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.

This opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (a) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the Second Amended and Restated By-laws of the Company, as amended to date (the “By-laws” and together with the Certificate of Incorporation, the “Charter Documents”), (c) the Second Amended and Restated Registration Rights Agreement between the Company and the persons named therein, dated as of July 29, 2019, as further amended on May 14, 2020, (d) the Registration Rights Agreement between the Company and the persons named therein, dated as of May 14, 2020, (e) the Convertible Notes Indenture, (f) the Indentures, (g) originals, or copies certified or otherwise identified, of the corporate records of the Company,

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including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents and (h) the Registration Statement and the Base Prospectus. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with this opinion, we have also assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;

(b) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities and Secondary Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the appropriate Prospectus Supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the creation and issuance of the Securities and Secondary Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(e) a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities or Secondary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(f) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(g) all Securities and Secondary Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase

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Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in the case of shares of Common Stock, other than the Issuable Secondary Common Stock, or Preferred Stock, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(j) in the case of Depositary Shares, (i) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares, (ii) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company, (iii) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (iv) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (v) at the time of execution, countersignature, issuance and delivery of depositary receipts evidencing the Depositary Shares (“Receipts”), the related Deposit Agreement will be the valid and legally binding obligation of the depositary agent thereunder, enforceable against such party in accordance with its terms, (vi) the Securities underlying such Depositary Shares will be duly issued and deposited with the depositary, (vii) the Receipts will be duly issued against the deposit of such Securities in accordance with the Deposit Agreement, (viii) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (ix) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(k) in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the terms of such Warrants and the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the

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warrant agent thereunder appointed by the Company, (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related warrant agreement will be the valid and legally binding obligation of the warrant agent, enforceable against such party in accordance with its terms, (iv) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable and (v) such Warrants or certificates representing such Warrants will be duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(l) in the case of Rights, (i) the Board will have taken all necessary corporate action to authorize the terms of such Rights, (ii) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company, (iii) at the time of execution, countersignature, issuance and delivery of any Rights, the related rights agreement will be the valid and legally binding obligation of the rights agent, enforceable against such party in accordance with its terms, (iv) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement and (v) such Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable;

(m) in the case of Purchase Contracts, (i) the Board will have taken all necessary corporate action to establish the terms of such Purchase Contracts and approve the purchase contract agreement relating thereto, (ii) such Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto, (iii) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related purchase contract agreement will be the valid and legally binding obligation of the counterparty, enforceable against such party in accordance with its terms and (iii) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(n) in the case of Purchase Units, (i) the Board will have taken all necessary corporate action to establish the terms of such Purchase Units and the terms of the Securities included in such Purchase Units, if any, (ii) the action with respect to the Purchase Contracts included in such Purchase Units referred to in paragraph (m) above will have been taken, (iii) if such Purchase Units include securities other than Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms and (iv) no agreement or other instrument establishing such Purchase Units or defining the rights of the holders of such Purchase Units will contain any provision that is unenforceable;

(o) in the case of Units, (i) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, (ii) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be

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issued pursuant to such Units) and (iii) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable;

(p) in the case of Debt Securities of any series, (i) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the applicable Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document, and such Debt Securities will not include any provision that is unenforceable, (ii) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder, (iii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms, (iv) the applicable Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (v) forms of Debt Securities complying with the terms of the applicable Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture;

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.

The Debt Securities included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

3.

The Depositary Shares included in the Securities, when issued, will have been duly authorized and validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

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4.

The Warrants, Rights, Purchase Contracts, Purchase Units and Units, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

5.	The Secondary Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

6.

The 9.75% Notes have been duly authorized and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

7.

The PIK Notes have been duly authorized by the Company and validly reserved for issuance upon the Company’s election, pursuant to the Convertible Notes Indenture, to issue as future interest on the 9.75% Notes additional 9.75% Notes in the form of PIK Notes, and, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

8.

The Issuable Secondary Common Stock has been duly authorized by the Company and validly reserved for issuance upon conversion of the 9.75% Notes and, when issued and delivered to the Selling Securityholders upon such conversion in accordance with the terms of the Convertible Notes Indenture, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

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We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.